Exhibit 10.1



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                             AGREEMENT OF MERGER AND


                             PLAN OF REORGANIZATION

                                  by and among

                            WILDON PRODUCTIONS INC.,

                            VMS ACQUISITION CORP. and

                     VISUAL MANAGEMENT SYSTEMS HOLDING, INC.





                                  JUNE 15, 2007




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                               TABLE OF CONTENTS

                                                                            Page


1.       The Merger..........................................................1
         1.1 Merger..........................................................1
         1.2 Effective Time..................................................2
         1.3 Certificate of Incorporation, By-laws, Directors and Officers...2
         1.4 Assets and Liabilities..........................................2
         1.5 Manner and Basis of Converting Shares...........................3
         1.6 Surrender and Exchange of Certificates..........................3
         1.7 Parent Common Stock.............................................3
         1.8 Exchange of Options.............................................4
         1.9 Operation of Surviving Corporation..............................4
         1.10 Further Assurances.............................................4

2.       Representations and Warranties of the Company.......................4
         2.1 Organization, Standing, Subsidiaries, Etc.......................4
         2.2 Qualification...................................................5
         2.3 Capitalization of the Company...................................5
         2.4 Indebtedness....................................................5
         2.5 Company Shareholders............................................5
         2.6 Corporate Acts and Proceedings..................................5
         2.7 Compliance with Laws and Instruments............................5
         2.8 Binding Obligations.............................................6
         2.9 Broker's and Finder's Fees......................................6
         2.10 Financial Statements...........................................6
         2.11 Absence of Undisclosed Liabilities.............................7
         2.12 Changes........................................................7
         2.13 Employees......................................................7
         2.14 Tax Returns and Audits.........................................7
         2.15 Patents and Other Intangible Assets............................8
         2.16 Employee Benefit Plans; ERISA..................................8
         2.17 Title to Property and Encumbrances.............................8
         2.18 Condition of Properties........................................9
         2.19 Insurance Coverage.............................................9
         2.20 Litigation.....................................................9
         2.21 Licenses.......................................................9
         2.22 Interested Party Transactions..................................9
         2.23 Environmental Matters..........................................9
         2.24 Receivables...................................................10
         2.25 Inventories...................................................10
         2.26 Customers, Suppliers and Independent Contractors..............10
         2.27 Questionable Payments.........................................10
         2.28 Obligations to or by Shareholders.............................11

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3.       Representations and Warranties of Parent and Acquisition Corp......11
         3.1 Organization and Standing......................................11
         3.2 Corporate Authority............................................11
         3.3 Broker's and Finder's Fees.....................................11
         3.4 Capitalization of Parent.......................................12
         3.5 Acquisition Corp...............................................12
         3.6 Validity of Shares.............................................12
         3.7 SEC Reporting and Compliance...................................12
         3.8 Financial Statements...........................................13
         3.9 Governmental Consents..........................................14
         3.10 Compliance with Laws and Other Instruments....................14
         3.11 No General Solicitation.......................................14
         3.12 Binding Obligations...........................................14
         3.13 Absence of Undisclosed Liabilities............................14
         3.14 Changes.......................................................14
         3.15 Tax Returns and Audits........................................15
         3.16 Employee Benefit Plans; ERISA.................................16
         3.17 Litigation....................................................16
         3.18 Interested Party Transactions.................................16
         3.19 Questionable Payments.........................................16
         3.20 Obligations to or by Shareholders.............................16
         3.21 Schedule of Assets and Contracts..............................16
         3.22 Employees.....................................................17
         3.23 Disclosure....................................................17

4.       Conduct of Businesses Pending the Merger...........................17
         4.1 Conduct of Business by the Company Pending the Merger..........17
         4.2 Conduct of Business by Parent and Acquisition Corp.
              Pending the Merger............................................18

5.       Additional Agreements..............................................19
         5.1 Access and Information.........................................19
         5.2 Additional Agreements..........................................20
         5.3 Publicity......................................................20
         5.4 Appointment of Directors.......................................20
         5.5 Parent Name Change and Exchange Listing........................21
         5.6 Parent Reverse Stock Split.....................................21
         5.7 Preferred Stock................................................21
         5.8 Stock Incentive Plan...........................................21

6.       Conditions of Parties' Obligations.................................21
         6.1 Parent and Acquisition Corp. Obligations.......................21
         6.2 Company Obligations............................................23


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7.       Non-Survival of Representations and Warranties.....................25

8.       Amendment of Agreement.............................................25

9.       Definitions........................................................26

10.      Closing............................................................29

11.      Termination Prior to Closing.......................................30
         11.1 Termination of Agreement......................................30
         11.2 Termination of Obligations....................................30

12.      Miscellaneous......................................................30
         12.1 Notices.......................................................30
         12.2 Entire Agreement..............................................31
         12.3 Expenses......................................................31
         12.4 Time..........................................................31
         12.5 Severability..................................................31
         12.6 Successors and Assigns........................................32
         12.7 No Third Parties Benefited....................................32
         12.8 Counterparts..................................................32
         12.9 Recitals, Schedules and Exhibits..............................32
         12.10 Section Headings and Gender..................................32
         12.11 Governing Law................................................32


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                         LIST OF EXHIBITS AND SCHEDULES


Exhibits

A                 Certificate of Merger
B                 Certificate of Incorporation of the Company
C                 By-laws of the Company
D                 Directors and Officers of the Surviving Corporation and Parent
E                 Amended and Restated Certificate of Incorporation of Parent
F                 Form of Lock-Up Agreement
G                 Form of Opinion of Parent's Counsel
H                 Form of Representation Warranty and Indemnification Agreement

Company Disclosure Schedules

2.3               Options, Rights and Commitments
2.5               Company Shareholders
2.9               Company Broker's and Finder's Fees
2.10              Financial Statements
2.11              Undisclosed Liabilities
2.12              Changes/Indebtedness
2.15              Patents and Intangible Assets
2.17              Liens
2.20              Litigation
2.22              Interested Party Transactions
2.28              Obligations to or by Shareholders

Parent Disclosure Schedules

3.3               Parent Broker's and Finder's Fees
3.7               SEC Reporting
3.21              Schedule of Parent Bank Accounts


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                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION


     THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION is made and entered into on June 15, 2007, by and among WILDON PRODUCTIONS INC., a Nevada corporation ("Parent"), VMS ACQUISITION CORP., a New Jersey corporation ("Acquisition Corp."), which is a wholly-owned subsidiary of Parent, and Visual Management Systems Holding, Inc., a New Jersey corporation
     (the "Company").



                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, the Board of Directors of Acquisition Corp., Parent and the Company, respectively, have determined that it is fair to and in the best interests of their respective corporations and shareholders for Acquisition Corp. to be merged with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of Acquisition Corp. and the Board of Directors of the Company have approved the Merger in accordance with the New Jersey Business Corporation Act (the "NJBCA"), and upon the terms and subject to the conditions set forth herein and in the Certificate of Merger (the "Certificate of Merger") attached hereto as Exhibit A; and the Board of Directors of Parent also has approved this Agreement and the Certificate of Merger;

         WHEREAS, the requisite Shareholders (as such term is defined in Section 10 hereof) have approved by written consent pursuant to Section 14A:5-6 of the NJBCA this Agreement and the Certificate of Merger and the transactions contemplated and described hereby and thereby, including without limitation the Merger, and Parent, as the sole shareholder of Acquisition Corp., has approved this Agreement, the Certificate of Merger and the transactions contemplated and described hereby and thereby, including without limitation the Merger; and

         WHEREAS, simultaneously with the Closing (as such term is defined herein), Parent (as it will exist as of the closing of the Merger) is selling Units consisting of shares of its Series A Convertible Preferred Stock and detachable warrants to purchase shares of its common stock par value $.001 per share, in a private placement (the "Private Placement") to accredited investors, pursuant to the terms of a Confidential Private Placement Memorandum, dated March 30, 2007 (as supplemented and amended from time to time, the
"Memorandum"), for the purpose of causing the business of the Surviving Corporation (as defined below) to include the business of the Company following the Merger.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.       The Merger.
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1.1  Merger.    Subject to the terms and conditions of this  Agreement  and  the
     Certificate of Merger, Acquisition Corp. shall be merged with and into the Company in accordance with Section 14A:10-1, et. seq. of the NJBCA. At the Effective Time (as hereinafter defined), the separate legal existence of
     Acquisition Corp. shall cease, and  the  Company  shal   be  the  surviving
     corporation in the  Merger   (sometimes  hereinafter  referred  to  as  the
     "Surviving Corporation") and  shall  continue its corporate existence under
     the laws of the State of New   Jersey   under   the name "Visual Management
     Systems Holding, Inc."

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1.2  Effective Time. The Merger shall  become   effective on the date and at the
     time the Certificate of Merger is filed with the Secretary of State of the State of New Jersey in accordance with Section 14A:10-6 of the NJBCA but no
     later than June 30, 2007.  The time   at  which  the  Merger  shall  become
     effective as aforesaid is referred to  hereinafter as the "Effective Time."

1.3  Certificate of Incorporation, By-laws, Directors and Officers.


     (a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, attached as Exhibit B hereto, shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time until further amended in accordance with applicable law.

     (b) The By-laws of the Company, as in effect immediately prior to the Effective Time, attached as Exhibit C hereto, shall be the By-laws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Certificate of Incorporation and such By-laws.

     (c) The directors, officers and key employees listed in Exhibit D hereto shall be the directors, officers and key employees of the Surviving Corporation, and each shall hold his or her respective office or offices from and after the Effective Time until his or her successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Certificate of Incorporation or By-laws of the Surviving Corporation.

1.4 Assets and Liabilities. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Acquisition Corp and the Company (collectively, the "Constituent Corporations"); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the constituent corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the such Constituent Corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

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1.5  Manner and Basis of Converting Shares

     (a)  At the Effective Time:

          (i) each share of common stock, par value $.01 per share, of Acquisition Corp. that shall be outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to one share of common stock, par value $.01 per share, of the Surviving Corporation, so that at the Effective Time, Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation;

          (ii) the shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock"), which shares at the Closing will constitute all of the issued and outstanding shares of capital stock of the Company, beneficially owned by the Shareholders listed in Schedule 2.5 (other than shares of Company Common Stock as to which appraisal rights are perfected pursuant to the applicable provisions of the NJBCA and not withdrawn or otherwise forfeited), shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive 0.50 shares of Parent Common Stock for each share of Company Common Stock; and

          (iii) each share of Company Common Stock  held  in the treasury of the
               Company  immediately   prior to   the   Effective   Time shall be
               cancelled in the Merger and cease to exist.

     (b) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

1.6 Surrender and Exchange of Certificates. Promptly after the Effective Time and upon (i) surrender of a certificate or certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time or an affidavit and indemnification in form reasonably acceptable to counsel for the Parent stating that such Shareholder has lost their certificate or certificates or that such have been destroyed and (ii) delivery of a Letter of Transmittal in a form satisfactory to Parent, Parent shall issue to each record holder of Company Common Stock surrendering such certificate or certificates and Letter of Transmittal, a certificate or certificates registered in the name of such Shareholder representing the number of shares of Parent Common Stock that such Shareholder shall be entitled to receive as set forth in Section 1.5(a)(ii) hereof. Until the certificate, certificates or affidavit is or are surrendered together with the Letter of Transmittal as contemplated by this
     Section 1.6, each certificate or affidavit that immediately prior to the Effective Time represented any outstanding shares of Company Common Stock shall be deemed at and after the Effective Time to represent only the right to receive upon surrender as aforesaid the Parent Common Stock specified in
     Schedule 1.5 hereof for the holder thereof or to perfect any rights of appraisal which such holder may have pursuant to the applicable provisions of the NJBCA.

1.7 Parent Common Stock. Parent agrees that it will cause the Parent Common Stock into which the Company Common Stock is converted at the Effective Time pursuant to Section 1.5(a)(ii) to be available for such purpose. Parent further covenants that immediately prior to the Effective Time there will be no more than 1,559,286 shares of Parent Common Stock issued and outstanding (after giving effect to the Reverse Split) and that no other common or preferred stock or equity securities or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock, excluding the shares of preferred stock and warrants to be issued in connection with the Private Placement, or other equity securities shall be issued or outstanding, except as described herein.

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1.8  Exchange of Options.      At the Effective Time, Parent shall issue to each
     holder of an option to purchase shares of Company Common Stock (a "Company Option") an option to purchase a number of shares of Parent Common Stock that is equal to fifty percent (50%) of the number of shares subject to the Company Option at an exercise price that is two hundred percent (200%) of
     the exercise price of   the  Company  Option but   otherwise   having terms
     substantially similar   to   that of   the  Company  Option for which it is
     exchanged.

1.9 Operation of Surviving Corporation. The Company acknowledges that upon the effectiveness of the Merger, and the compliance by the Parent and Acquisition Corp. of its duties and obligations hereunder, Parent shall have the absolute and unqualified right to deal with the assets and business of the Surviving Corporation as its own property without limitation on the disposition or use of such assets or the conduct of such business.

1.10 Further Assurances. From time to time, from and after the Effective Time, as and when reasonably requested by Parent, the proper officers and directors of the Company as of the Effective Time shall, for and on behalf and in the name of the Company or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further actions as Parent, Acquisition Corp. or their respective successors or assigns reasonably may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of the Company or otherwise to carry out fully the provisions and purposes of this Agreement and the Certificate of Merger.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Acquisition Corp. as follows:

2.1  Organization, Standing, Subsidiaries, Etc.

     (a) The Company is a corporation duly organized and existing in good standing under the laws of the State of New Jersey, and has all requisite power and authority (corporate and other) to carry on its business, to own or lease its properties and assets, to enter into this Agreement and the Certificate of Merger and to carry out the terms hereof and thereof. Copies of the Certificate of Incorporation and By-laws of the Company that have been delivered to Parent and Acquisition Corp. prior to the execution of this Agreement are true and complete and have not since been amended or repealed.

     (b) Other than Visual Management Systems, LLC, a New Jersey limited liability company, and Visual Management Systems PDG, LLC, a New
          Jersey limited liability company (each a "Subsidiary" and collectively, the "Subsidiaries"), the Company has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business. The Company owns all of the issued and outstanding membership interests of each of the Subsidiaries free and clear of all Liens (as hereinafter defined), and each Subsidiary has no outstanding options, warrants or rights to purchase membership interests or other equity securities of such Subsidiary, other than the membership interests owned by the Company. Unless the context otherwise requires, all references in this Section 2 to the "Company" shall be treated as being a reference to the Company and the Subsidiaries taken together as one enterprise.

2.2  Qualification.       The Company is duly qualified to conduct business as a
     foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not hav e a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations or results of operations of the Company taken as a whole (the "Condition of the Company").

2.3 Capitalization of the Company. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, and the Company has no authority to issue any other capital stock. There are 10,436,000 shares of Company Common Stock issued and outstanding and no shares of preferred stock issued and outstanding, and such issued shares are duly authorized, validly issued, fully paid and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person. Except as disclosed in Schedule 2.3 or the Memorandum, the Company has no outstanding options, rights or commitments to issue Company Common Stock or other Equity Securities of the Company, and there are no outstanding securities convertible or exercisable into or exchangeable for Company Common Stock or other Equity Securities of the Company.

2.4 Indebtedness. The Company has no Indebtedness for Borrowed Money, except as disclosed on the Balance Sheet and Schedule 2.12 or the Memorandum.


2.5 Company Shareholders. Schedule 2.5 hereto contains a true and complete list of the record owner of all of the outstanding shares of Company Common Stock together with the number of securities held. To the knowledge of the Company, except as disclosed in the Memorandum, there is no voting trust, agreement or arrangement among any of the beneficial holders of Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Company Stock.

2.6 Corporate Acts and Proceedings. The execution, delivery and performance of this Agreement and the Certificate of Merger (together, the "Merger
     Documents") have been duly authorized by the Board of Directors of the Company and have been approved by the requisite vote of the Shareholders, and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Merger Documents and the consummation of the Merger have been validly and appropriately taken, except for the filing referred to in Section 1.2.

2.7  Compliance with Laws and Instruments. The business, products and operations
     of the Company have been and are being conducted   in   compliance   in all

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     material respects with all applicable laws, rules   and regulations, except
     for such violations thereof for which the   penalties, in    the aggregate,
     would not have a material adverse effect on the   Condition of the Company.
     The execution, delivery and performance by   the   Company   of  the Merger
     Documents and the consummation   by   the   Company   of   the transactions
     contemplated by this Agreement: (a)  will not  require  any  authorization,
     consent or approval of, or filing or  registration   with,   any   court or
     governmental agency or   instrumentality,   except  such as shall have been
     obtained prior to the Closing, (b) will not cause the Company to violate or
     contravene (i) any provision of law, (ii) any rule   or  regulation  of any
     agency or government, (iii) any order, judgment or decree of  any court, or
     (iv) any provision of the Certificate of Incorporation  or   By-laws of the
     Company, (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default
     under, any indenture, loan or credit agreement,  deed   of trust, mortgage,
     security agreement or other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except as would not have a material adverse effect on the Condition of the Company and (d) will not result in the creation or imposition of any Lien upon any property or asset of the Company. The Company is not in violation of, or (with or without notice or lapse of
     time, or both) in default under, any term   or provision of its Certificate
     of Incorporation or By-laws or of any indenture,  loan or credit agreement,
     deed of trust,  mortgage,  security   agreement or,  except  as  would  not
     materially and adversely affect  the Condition of the Company, or any other
     material agreement or instrument to   which   the  Company is a party or by
     which the Company or any of its properties is bound or affected.

2.8 Binding Obligations. The Merger Documents constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

2.9  Broker's and Finder's Fees.            No Person has, or as a result of the
     transactions contemplated or described herein will have, any right or valid claim against the Company, Parent, Acquisition Corp. or any Shareholder for any commission, fee or other compensation as a f inder or broker, or in any similar capacity, except as disclosed in Schedule 2.9 hereto. Parent and Acquisition Corp. on the one hand and the Company on the other, hereby indemnify and hold each other harmless from and against any and all claims, losses or liabilities for any such commission, fee or other compensation as a result of the claim by any other Person that the indemnifying party or parties introduced or assisted them in connection with the transactions contemplated or described here.

2.10 Financial Statements. Attached hereto as Schedule 2.10 is the Company's audited statement of operations for the year ended December 31, 2006 and balance sheet (the "Balance Sheet") as of December 31, 2006 (the "Balance Sheet Date"). Such financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior accounting periods.


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2.11 Absence of Undisclosed Liabilities.  The Company has no material obligation
     or   liability   (whether   accrued,  absolute,  contingent,  liquidated or
     otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in
     Schedule 2.11 and/or Schedule 2.12 hereto or in the Memorandum, (b) to the extent set forth on or reserved against in the Balance Sheet or the Notes
     to   the   Financial   Statements,   (c) current  liabilities  incurred and
     obligations under agreements entered into in the usual and ordinary course of business since the Balance Sheet Date, none of which (individually or in
     the aggregate) has had or will  have a   material   adverse   effect on the
     Condition of   the   Company, and (d)  by the specific terms of any written
     agreement, document or arrangement identified in the Schedules.

2.12 Changes. Since the Balance Sheet Date, except as disclosed in Schedule 2.12 hereto or in the Memorandum, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Private Placement, the Merger and related transactions and current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Condition of the Company, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties,
     (i) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock,
     (j) suffered or experienced any change in, or condition affecting, the Condition of the Company other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (k) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (l) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (m) suffered any material loss not reflected in the Balance Sheet or its statement of income for the year ended on the Balance Sheet Date, or (n) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

2.13 Employees. The Company has complied in all material respects with all laws relating to the employment of labor, and the Company has encountered no material labor union difficulties. Other than pursuant to ordinary arrangements of employment compensation, the Company is not under any obligation or liability to any officer, director or employee of the Company.

2.14 Tax Returns and Audits. All required federal, state and local Tax Returns of the Company have been accurately prepared and duly and timely filed or extensions with respect thereto have been granted, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid. The Company is not and has not been delinquent in the payment of any Tax. The Company has not had a Tax deficiency

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     proposed or assessed against   it   and   has  not executed a waiver of any
     statute of limitations on the assessment or collection of any Tax. None of the Company's federal income tax returns nor any state or local income or
     franchise tax returns has been audited  by  governmental   authorities. The
     reserves for Taxes   reflected  on  the  Balance  Sheet  are  and  will  be
     sufficient for the payment of all unpaid Taxes payable by the Company as of the Balance Sheet Date. Since the Balance Sheet Date, the Company has made adequate provisions on its books of account for all Taxes with respect to
     its business, properties and operations for   such  period. The Company has
     withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected therefrom, and has
     paid the same  to   the   proper   Tax  receiving  officers  or  authorized
     depositaries. There   are   no   federal,   state, local or foreign audits,
     actions, suits, proceedings,   investigations,   claims   or administrative
     proceedings relating to Taxes or any Tax Returns   of   the   Company   now
     pending, and the Company has not received   any   notice   of  any proposed
     audits, investigations, claims or administrative  proceedings   relating to
     Taxes or any Tax Returns. The Company has  not   agreed  nor is required to
     make any adjustments under Section 481(a) of   the   Code   (or any similar
     provision of state, local and foreign law)   by   reason   of   a change in
     accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired. The Company (i) is not a party to, is bound by or has any obligation under, any Tax sharing agreement, Tax
     indemnification agreement or similar   contract   or   arrangement, whether
     written or unwritten (collectively, "Tax Sharing Agreements"), or (ii) does
     not have any potential liability or obligation   to  any person as a result
     of, or pursuant to, any such Tax Sharing Agreements.

2.15 Patents and Other Intangible Assets. Except as set forth in Schedule 2.15 or as disclosed in the Memorandum, the Company (i) owns or has the right to use, free and clear of all Liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing and (ii) is not obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

2.16 Employee Benefit Plans; ERISA. The Company has no "employee benefit plans" (within the meaning of Section 3(3) of the ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of any type other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company, whether written or unwritten and whether or not funded.

2.17 Title to Property and Encumbrances.         The Company has good, valid and
     indefeasible marketable title to all properties and assets used in the conduct of its business (except for property held under valid and subsisting leases which are in full force and effect and which are not in default) free of all Liens (except as set forth in Schedule 2.17) and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by the Company in its business. Without limiting the generality of the foregoing, the Company has good and indefeasible title to all of its properties and assets reflected in the Balance Sheet, except for property disposed of in the usual and ordinary course of business since the Balance Sheet Date and for property held under valid and subsisting leases which are in full force and effect and which are not in default.

2.18 Condition of Properties. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company are in operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for the Company's business.

2.19 Insurance Coverage. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties, products and business against such losses and risks, and in such amounts, as are customary for corporations engaged in the same or similar business and similarly situated.

2.20 Litigation.           Except as disclosed in Schedule 2.20 hereto or in the
     Memorandum, there is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or its properties, assets or business, and after reasonable investigation, the Company is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

2.21 Licenses.           The Company possesses from all appropriate governmental
     authorities all licenses, permits, authorizations, approvals, franchises and rights (collectively "Permits") necessary for the Company to engage in the business currently conducted by it, all of which are in full force and effect, except for such Permits the absence of which would not have a material adverse effect on the condition of the Company.

2.22 Interested Party Transactions. Except as disclosed in Schedule 2.22 hereto or in the Memorandum, no officer, director or shareholder of the Company or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

2.23 Environmental Matters.

     (a) To the knowledge of the Company, the Company has never generated, used, handled, treated, released, stored or disposed of any Hazardous Materials on any real property on which it now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws.

     (b) To the knowledge of the Company, the historical and present operations of the business of the Company are in compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a material adverse effect on the Condition of the Company.

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

     (c) There are no material pending or, to the knowledge of the Company, threatened, demands, claims, information requests or notices of noncompliance or violation against or to the Company relating to any Environmental Law; and, to the knowledge of the Company, there are no conditions or occurrences on any of the real property used by the Company in connection with its business that would reasonably be expected to lead to any such demands, claims or notices against or to the Company, except such as have not had, and would not reasonably be expected to have, a material adverse effect on the Condition of the Company.

2.24 Receivables. The accounts receivable shown on the Balance Sheet (net of the allowance for doubtful accounts in the amount appearing thereon) have been collected or are, to the knowledge of the Company, collectible in the usual and ordinary course of the Company's business in the amounts thereof shown on the Balance Sheet. The accounts receivable of the Company acquired after the Balance Sheet Date and prior to the Closing Date will be reflected on the books of account of the Company at 100% of the amount thereof and have been collected, or are, to the knowledge of the Company, collectible in the usual and ordinary course of the Company's business, in the full amounts thereof (less normal allowances for doubtful accounts). All of the accounts receivable reflected on the Balance Sheet and all accounts receivable which have arisen since the Balance Sheet Date are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such accounts receivable were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications, and, to knowledge of the Company, are not subject to any valid defense or offset.

2.25 Inventories. The inventories of the Company which are reflected in the Balance Sheet and all inventory items which have been acquired since the Balance Sheet Date consist of raw materials, supplies, work-in-process and finished goods of such quality and in such quantities as are being used and will be usable or are being sold and will be saleable in the ordinary course of its business with full mark-up at prevailing market prices, except to the extent of reserves for obsolete and slow-moving inventories reflected in the Balance Sheet. Such inventories are valued at the lower of cost or fair market value and were determined in accordance with generally accepted accounting principles consistently applied. The Company has not experienced, nor has any reason to believe that it will experience in the foreseeable future, any material difficulty in obtaining, in the desired quantity and quality and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products.

2.26 Customers, Suppliers and Independent Contractors. Since the Balance Sheet Date, the Company has not been advised that any customer, supplier or independent contractor of the Company intends to terminate or materially curtail its business relationship with the Company.

2.27 Questionable Payments. Neither the Company nor any director, officer or, to the best knowledge of the Company, agent, employee or other Person associated with or acting on behalf of the Company, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect


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
     unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

2.28 Obligations to or by Shareholders. Except as disclosed in Schedule 2.28 or in the Memorandum, other than for accrued salary of employees of the Company who are also Shareholders, the Company has no liability or obligation or commitment to any Shareholder or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any Shareholder, nor does any Shareholder or any such Affiliate or associate have any liability, obligation or commitment to the Company.

3. Representations and Warranties of Parent and Acquisition Corp. Parent and Acquisition Corp., jointly and severally, represent and warrant to the Company as follows:

3.1  Organization and Standing.       Parent is a corporation duly organized and
     existing in good standing under the laws of the State of Nevada. Acquisition Corp. is a corporation duly organized and existing in good standing under the laws of the State of New Jersey. Parent and Acquisition Corp. have heretofore delivered to the Company complete and correct copies of their respective Certificates of Incorporation and By-laws as now in effect. Parent and Acquisition Corp. have full corporate power and authority to carry on their respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets. Neither Parent nor Acquisition Corp. has any subsidiaries (except Parent's ownership of Acquisition Corp.) or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business. Parent owns all of the issued and outstanding capital stock of Acquisition Corp. free and clear of all Liens, and Acquisition Corp. has no outstanding options, warrants or rights to purchase capital stock or other equity securities of Acquisition Corp., other than the capital stock owned by Parent. Unless the content otherwise requires, all references in this
     Section 3 to the "Parent" shall be treated as being a reference to the Parent and Acquisition Corp. taken together as one enterprise.

3.2 Corporate Authority. Each of Parent and/or Acquisition Corp. (as the case may be) has full corporate power and authority to enter into the Merger Documents and the other agreements to be made pursuant to the Merger Documents, and to carry out the transactions contemplated hereby and thereby. All corporate acts and proceedings required for the authorization, execution, delivery and performance of the Merger Documents and such other agreements and documents by Parent and/or Acquisition Corp. (as the case may be) have been duly and validly taken or will have been so taken prior to the Closing. Each of the Merger Documents constitutes a legal, valid and binding obligation of Parent and/or Acquisition Corp. (as the case may be), each enforceable against them in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

3.3 Broker's and Finder's Fees. No person, firm, corporation or other entity is entitled by reason of any act or omission of Parent or Acquisition Corp. to any broker's or finder's fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or the

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
     Certificate of Merger, or with respect to the consummation of the transactions contemplated hereby or thereby, except as disclosed in
     Schedule 3.3 hereto. Parent and Acquisition Corp. jointly and severally indemnify and hold Company harmless from and against any and all loss, claim or liability arising out of any such claim from any other Person who claim they introduced Parent or Acquisition Corp. to, or assisted them with the transactions contemplated by or described herein.

3.4 Capitalization of Parent. The authorized capital stock of Parent consists of 75,000,000 shares of common stock , par value $0.001 per share (the "Parent Common Stock"), of which not more than 1,559,286 shares will be, prior to the Effective Time, issued and outstanding after taking into consideration the cancellation of Parent Common Stock as indicated in
     Section 7.2(f)(7)(iii) hereof., Parent has no outstanding options, rights or commitments to issue shares of Parent Common Stock or any other Equity Security of Parent or Acquisition Corp., and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Parent Common Stock or any other Equity Security of Parent or Acquisition Corp, excluding the warrants to be issued in connection with the Private Placement. There is no voting trust, agreement or arrangement among any of the beneficial holders of Parent Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Parent Common Stock. All outstanding shares of the capital stock of Parent are validly issued and outstanding, fully paid and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person.

3.5 Acquisition Corp. Acquisition Corp. is a wholly-owned subsidiary of Parent that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property prior to the Closing Date, except in preparation for and otherwise in connection with the transactions contemplated by this Agreement, the Certificate of Merger and the other agreements to be made pursuant to or in connection with this Agreement and the Certificate of Merger.

3.6 Validity of Shares. The shares of Parent Common Stock to be issued at the Closing pursuant to Section 1.5(a)(ii) hereof, when issued and delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and nonassessable. Based in part on the representations and warranties of the Shareholders as contemplated by
     Section 4 hereof and assuming the accuracy thereof, the issuance of the Parent Common Stock upon the Merger pursuant to Section 1.5(a)(ii) will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state blue sky or securities laws.

3.7  SEC Reporting and Compliance.

     (a) Parent has filed two registration statements on Form SB-2 under the Securities Act, one filed May 9, 2006 which became effective July 17, 2006 and the second filed October 26, 2006 which became effective November 29, 2006. Since July 17, 2006, Parent has filed, on a timely basis, with the Commission all registration statements, proxy statements, information statements and reports required to be filed pursuant to the Exchange Act. Parent has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act.

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

     (b) None of the registration statements, information statements and other reports (collectively, the "Parent SEC Documents") filed by the Parent with the Commission, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

     (c) Except as set forth on Schedule 3.7, Parent has not filed, and nothing has occurred with respect to which Parent would be required to file, any report on Form 8-K since October 10, 2006. Prior to and until the Closing, Parent will provide to the Company copies of any and all amendments or supplements to the Parent SEC Documents filed with the Commission since October 10, 2006 and all subsequent registration statements and reports filed by Parent subsequent to the filing of the Parent SEC Documents with the Commission and any and all subsequent information statements, proxy statements, reports or notices filed by the Parent with the Commission or delivered to the shareholders of Parent.

     (d) Parent is not an investment company within the meaning of Section 3 of the Investment Company Act.

     (e)  The shares of Parent Common Stock are quoted on  the  Over-the-Counter
          (OTC) Bulletin Board under the symbol "WDNP.OB," and Parent is in compliance in all material respects with all rules and regulations of the OTC Bulletin Board applicable to it and the Parent Common Stock.

     (f) Between the date hereof and the Closing Date, Parent shall continue to timely satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws, the OTC Bulletin Board and the National Association of Securities Dealers, including, but not limited to the timely filing of notices required by Rule 10b-17 under the Securities Act.

     (g) Parent has otherwise complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws, including, but not limited to, Regulation S promulgated under the Securities Act.

     (h) Parent is not a "blank check company" subject to the requirements of Rule 419 of the Securities Act.

3.8 Financial Statements. The balance sheets, and statements of income, changes in financial position and shareholders' equity contained in the Parent SEC Documents (the "Parent Financial Statements") (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of the Parent, and (iii) present fairly in all material respects the financial condition of the Parent at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified. The financial statements included in the Annual Report on Form 10-KSB for the fiscal year ended February 28, 2007, are as audited by, and include the related opinions of Manning Elliott LLP, Parent's independent certified public accountants that are registered with the Public Company Accounting Oversight Board.

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3.9  Governmental Consents.         All material consents, approvals, orders, or
     authorizations   of,    or  registrations,  qualifications,   designations,
     declarations, or filings with any federal   or state governmental authority
     on the part of Parent or Acquisition Corp.  required in connection with the
     consummation of the   Merger  shall   have  been  obtained prior to, and be
     effective as of, the Closing.

3.10 Compliance with Laws and Other Instruments. The execution, delivery and performance by Parent and/or Acquisition Corp. of this Agreement, the Certificate of Merger and the other agreements to be made by Parent or Acquisition Corp. pursuant to or in connection with this Agreement or the Certificate of Merger and the consummation by Parent and/or Acquisition
     Corp. of the transactions contemplated  by  the  Merger  Documents will not cause Parent and/or Acquisition Corp. to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government,
     (iii) any order, judgment or decree of any court, or (iv) any provision of their respective certificates of incorporation or by-laws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which Parent or Acquisition Corp. is a party or by which Parent and/or Acquisition Corp. or any of their respective properties is bound.

3.11 No General Solicitation.       In issuing Parent Common Stock in the Merger
     hereunder, neither Parent nor anyone acting on its behalf has offered to sell the Parent Common Stock by any form of general solicitation or advertising.

3.12 Binding Obligations. The Merger Documents constitute the legal, valid and binding obligations of the Parent and Acquisition Corp., and are enforceable against the Parent and Acquisition Corp., in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

3.13 Absence of Undisclosed Liabilities. Neither Parent nor Acquisition Corp. has any material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Parent SEC Documents, (b) to the extent set forth on or reserved against in the balance sheet of Parent as of February 28, 2007 (the "Parent Balance Sheet") or the Notes to the Parent Financial Statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since February 28, 2007 (the "Parent Balance Sheet Date"), none of which (individually or in the aggregate) materially and adversely affects the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of the Parent or Acquisition Corp., taken as a whole (the "Condition of the Parent"), and
     (d) by the specific terms of any written agreement, document or arrangement attached as an exhibit to the Parent SEC Documents.

3.14 Changes. Since the Parent Balance Sheet Date, except as disclosed in the Parent SEC Documents, the Parent has not (a) incurred any debts, obligations or liabilities, absolute, accrued or, to the Parent's knowledge, contingent, whether due or to become due, except for current

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
     liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Parent Balance Sheet and current liabilities incurred since the Parent Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) which could reasonably be expected to have a material adverse effect on the Condition of the Parent, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, excluding the shares of preferred stock and warrants to be issued in connection with the Private Placement, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition affecting, the financial condition of the Parent other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) could reasonably be expected to have a material adverse effect on the Condition of the Parent, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Parent Balance Sheet or its statement of income for the year ended on the Parent Balance Sheet Date,
     (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, shareholder or consultant,
     (q) made or agreed to make any charitable contributions or incurred any non-business expenses, or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

3.15 Tax Returns and Audits. All required federal, state and local Tax Returns of the Parent have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due, except where the failure so to file or pay could not reasonably be expected to have a material adverse effect upon the Condition of the Parent. The Parent is not and has not been delinquent in the payment of any Tax. The Parent has not had a Tax deficiency assessed against it. None of the Parent's federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities. The reserves for Taxes reflected on the Parent Balance Sheet are sufficient for the payment of all unpaid Taxes payable by the Parent with respect to the period ended on the Parent Balance Sheet Date. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the
     Parent now pending, and the Parent has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

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3.16 Employee Benefit Plans; ERISA.        There are no "employee benefit plans"
     (within the  meaning   of Section 3(3) of ERISA)  nor  any  other  employee
     benefit or fringe   benefit arrangements, practices, contracts, policies or
     programs established, maintained or contributed to by the Parent.

3.17 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of the Parent, threatened against or affecting the Parent or Acquisition Corp. or their properties, assets or business. To the knowledge of the Parent, neither Parent nor Acquisition Corp. is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

3.18 Interested Party Transactions. No officer, director or shareholder of the Parent or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Parent has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or (ii) purchases from or sells or furnishes to the Parent any goods or services, or (b) a beneficial interest in any contract or agreement to which the Parent is a party or by which it may be bound or affected.

3.19 Questionable Payments. Neither the Parent, Acquisition Corp. nor to the knowledge of the Parent, any director, officer, agent, employee or other Person associated with or acting on behalf of the Parent or Acquisition Corp., has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

3.20 Obligations to or by Shareholders.           The Parent has no liability or
     obligation or commitment to any shareholder of Parent or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any shareholder of Parent, nor does any shareholder of Parent or any such Affiliate or associate have any liability, obligation or commitment to the Parent.

3.21 Schedule of Assets and Contracts. Except as expressly set forth in this Agreement, the Parent Balance Sheet or the notes thereto, the Parent is not a party to any written or oral agreement not made in the ordinary course of business that is material to the Parent. Parent does not own any real property. Parent is not a party to or otherwise barred by any written or oral (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of Parent or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for

                                       16

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     Borrowed Money or subjecting any asset or property of Parent to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) lease or
     agreement under which  Parent   is lessee  of  or  holds  or  operates  any
     property, real  or  personal,  owned  by  any  other   Person, (h) lease or
     agreement under which Parent is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by Parent, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any "associate" (as such term is defined in Rule 405 under the Securities Act) of Parent or any present or former officer, director or shareholder of
     Parent, (k) agreement obligating  Parent  to  pay  any   royalty or similar
     charge for the use or exploitation of any tangible or  intangible property,
     (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer's representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register securities under the
     Securities Act, (o) collective  bargaining   agreement, or (p) agreement or
     other commitment or arrangement with any  Person continuing for a period of
     more than three months from the Closing Date   that involves an expenditure
     or receipt by Parent in excess of $1,000. The Parent maintains no insurance
     policies and insurance coverage of any kind with  respect  to   Parent, its
     business, premises, properties, assets, employees and agents. Schedule 3.21 contains a true and complete list and description of each bank account,
     savings account, other deposit   relationship  and  safety  deposit  box of
     Parent, including the name of the  bank  or  other  depository, the account
     number and the names  of   the   individuals  having   signature  or  other
     withdrawal authority with respect  thereto. Except as disclosed on Schedule
     3.21, no consent of any bank or other  depository   is required to maintain
     any bank account,  other  deposit  relationship or  safety  deposit  box of
     Parent in  effect   following  the  consummation  of  the  Merger  and  the
     transactions contemplated hereby.  Parent has furnished to the Company true
     and complete copies of all agreements  and  other  documents   disclosed or
     referred to in Schedule 3.21, as well  as   any   additional  agreements or
     documents, requested by the Company.

3.22 Employees. Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent.

3.23 Disclosure.         There is no fact relating to Parent that Parent has not
     disclosed to the Company in writing that materially and adversely affects nor, insofar as Parent can now foresee, will materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of Parent. No representation or warranty by Parent herein and no information disclosed in the schedules or exhibits hereto by Parent contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein misleading.

4.   Conduct of Businesses Pending the Merger.

4.1  Conduct of Business by the Company Pending the Merger.         Prior to the
     Effective Time, unless Parent or Acquisition Corp. shall otherwise agree in writing or as otherwise contemplated by this Agreement:

     (i)  the business of the Company shall be  conducted   only in the ordinary
          course;

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     (ii) the Company shall not (A)  directly  or indirectly redeem, purchase or otherwise acquire or agree to redeem,  purchase  or  otherwise acquire
          any   shares  of  its  capital  stock; (B) amend  its  Certificate  of
          Incorporation or By-laws; or (C) split, combine or reclassify the outstanding Company Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock, other than the 4.15-for-1 forward stock split of shares of Parent Common Stock (the "Parent Stock Split").

     (iii) the Company shall not (A) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire any shares of, Company Stock, except to issue shares of Company Common Stock in connection with the exercise of stock options outstanding on the date hereof; (B) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (C) incur additional Indebtedness or any other liabilities or enter into any other transaction other than in the ordinary course of business; (D) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (E) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;

     (iv) the Company shall use its best efforts to preserve intact the business organization of the Company, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it; and

     (v) the Company will not, nor will it authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by it to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below). The Company will promptly advise Parent orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, "Acquisition Proposal" shall mean any proposal for a merger or other business combination involving the Company or for the acquisition of a substantial equity interest in it or any material assets of it other than as contemplated by this Agreement. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing.

4.2  Conduct of Business by Parent and Acquisition Corp. Pending the Merger.
     Prior to the Effective Time,   unless the  Company shall otherwise agree in
     writing or as otherwise contemplated by this Agreement:

     (i) the business of Parent and Acquisition Corp. shall be conducted only in the ordinary course; provided, however, that Parent shall take the steps necessary to have discontinued its existing business without liability to Parent or Acquisition Corp. as of the Closing Date;

     (ii) neither Parent nor Acquisition Corp. shall (A) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (B) amend its certificate of incorporation or by-laws other than to effectuate the Reverse Split, and as reasonably request by the Company; or (C) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock other than the Reverse Split;

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

     (iii) neither Parent nor Acquisition Corp. shall (A) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock, excluding the shares of preferred stock and warrants to be issued in connection with the Private Placement; (B) acquire or dispose of any assets other than in the ordinary course of business (except for dispositions in connection with Section 5.2(i) hereof); (C) incur additional Indebtedness or any other liabilities or enter into any other transaction except in the ordinary course of business; (D) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, or (E) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge; consolidate or enter into any other material business contract or enter into any negotiations in connection therewith;

     (iv) neither the Parent nor Acquisition will, nor will they authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph). Parent will promptly advise the Company orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, "Acquisition Proposal" shall mean any proposal for a merger or other business combination involving the Parent or Acquisition Corp or for the acquisition of a substantial equity interest in either of them or any material assets of either of them other than as contemplated by this Agreement. The Parent will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing; and

     (v) neither the Parent nor Acquisition will enter into any new employment agreements with any of their officers or employees or grant any increases in the compensation or benefits of their officers and employees.

5.   Additional Agreements.


5.1 Access and Information. The Company, Parent and Acquisition Corp. shall each afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time of all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information (other than such information which
     (i) is already in such party's possession or (ii) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors, or (iii) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors, provided that such source

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

     is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that (A) any such information may be disclosed to such party's directors, officers, employees and representatives of such party's advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information), (B) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (C) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request; provided, however, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information which is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished). If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

5.2 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto to obtain all necessary waivers, and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of Parent, Acquisition Corp. and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Acquisition Corp. and the Company shall take all such necessary action.

5.3 Publicity. No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the Commission or of the principal trading exchange or market for Parent Common Stock, provided that in such case Parent will use its best efforts to allow Company to review and reasonably approve any same prior to its release.

5.4 Appointment of Directors. Immediately upon the Effective Time, Parent shall accept the resignations of the current officers and directors of Parent as provided by Section 7.2(f)(7) hereof, and shall cause the persons listed as directors in Exhibit D hereto to be elected to the Board of Directors of Parent. At the first annual meeting of Parent shareholders and thereafter, the election of members of Parent's Board of Directors shall be accomplished in accordance with the by-laws of Parent.

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


5.5 Parent Name Change and Exchange Listing. At the Effective Time, Parent shall take all required legal actions to change its corporate name to "Visual Management Systems, Inc.," including, but not limited to, filing an Amended and Restated Certificate of Incorporation in the form annexed as Exhibit E hereto (the Amended and Restated COI") with the Secretary of State, State of Nevada. Promptly following the Effective Time, Parent shall take all required actions to, upon satisfaction of the original listing requirements, list the Parent Common Stock for trading on the American Stock Exchange or the NASDAQ Capital Market.

5.6 Parent Reverse Stock Split. Parent shall, promptly after execution of this Agreement, take all steps necessary to effectuate a 1-for-7 reverse split of the Parent Common Stock (the "Reverse Split"), including, but not limited to, the sending of all notices required by Rule 10b-17 under the Securities Act and the obtaining of shareholder approval of the Reverse Split.

5.7 Preferred Stock. Parent shall, promptly after execution of this Agreement, take all steps necessary to amend its certificate of incorporation to create a class of "blank check" preferred stock, consisting of 20,000,000 shares, $.001 par value per share, having rights, designations, and preferences as shall be established by the Board of Directors, of which 2,300 shares shall be designated as Series A Convertible Preferred Stock and have the rights and preferences set forth in the Amended and Restated COI.


5.8  Stock Incentive Plan.       At the Effective Time, Parent shall adopt a new
     equity incentive plan, or amend Parent's existing equity incentive plan in a form acceptable to the Company and reserve thereunder a number of shares of Parent Common Stock as is equal to twenty percent (20%) of the number of shares of Parent Common Stock to be issued and outstanding following the Merger, on a fully diluted as converted basis.

6.       Conditions of Parties' Obligations.

6.1 Parent and Acquisition Corp. Obligations. The obligations of Parent and Acquisition Corp. under this Agreement and the Certificate of Merger are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by Parent.

     (a) No Errors, etc. The representations and warranties of the Company under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

     (b)  Compliance with Agreement.        The Company shall have performed and
          complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

     (c) No Default or Adverse Change. There shall not exist on the Closing Date any Default or any event or condition that, with the giving of notice or lapse of time, or both, would constitute a Default, and since the Balance Sheet Date, there shall have been no material adverse change in the Condition of the Company.

     (d) Certificate of Officers. The Company shall have delivered to Parent and Acquisition Corp. a certificate dated the Closing Date, executed on its behalf by the Chief Executive Officer and Chief Financial Officer of the Company, certifying the satisfaction of the conditions specified in paragraphs (a), (b) and (c) of this Section 6.1.

     (e)  Consummation of Private Placement.    Consummation of the Merger shall
          occur    simultaneously  with  the  initial  closing  of  the  Private
          Placement.

     (f)  No Restraining Action.       No action or proceeding before any court,
          governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by the Merger Documents.

     (g) Supporting Documents. Parent and Acquisition Corp. shall have received the following:

          (1) Copies of resolutions of the Board of Directors and the shareholders of the Company, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of the Merger Documents and all other documents and instruments to be delivered pursuant hereto and thereto.

          (2) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement and further certifying that the Certificate of Incorporation and By-laws of the Company delivered to Parent and Acquisition Corp. at the time of the execution of this Agreement have been validly adopted and have not been amended or modified.

          (3) A certificate, dated the Closing Date, executed by the Company's Secretary, certifying that, except for the filing of the Certificate of Merger: (i) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the Certificate of Merger and the consummation of the Merger shall have been duly made or obtained, and all material consents by third parties that are required for the Merger have been obtained; and (ii) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by the Merger Documents.

          (4) Evidence as of a recent date of the good standing and corporate existence of the Company issued by the Secretary of State of the State of New Jersey and evidence that the Company is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

          (5) Lock-Up agreements, in the form attached hereto as Exhibit F, for all shares of Parent Common Stock issued to the former holders of Company Common Stock, except for such shares held by certain shareholders whose names are set forth on Schedule 7.1, which provide that the shares will not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred except with the consent of the Parent.

          (6) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Parent and Acquisition Corp. may reasonably request.

     (h) Consents. The Company shall have obtained and delivered to Acquisition Corp. written consents, reasonably satisfactory in form and substance to Parent, from each party listed in Schedule 6.1(h) consenting to the Merger.

     (i) Proceedings and Documents. All corporate and other proceedings and actions taken by the Company in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to Parent and Acquisition Corp. The Company shall furnish to Parent and Acquisition Corp. such supporting documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 7.1 as Parent or its counsel may reasonably request.

6.2 Company Obligations. The obligations of the Company under this Agreement and the Certificate of Merger are subject to the fulfillment at or prior to the Closing of the following conditions:

     (a) No Errors, etc. The representations and warranties of Parent and Acquisition Corp. under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

     (b) Compliance with Agreement. Parent and Acquisition Corp. shall have performed and complied in all material respects with all agreements and covenants required by this Agreement and the Certificate of Merger to be performed or complied with by them on or before the Closing Date.

     (c) No Default or Adverse Change. There shall not exist on the Closing Date any Default or Event of Default or any event or condition, that with the giving of notice or lapse of time, or both, would constitute a Default of Event of Default, and since the Parent Balance Sheet Date, there shall have been no material adverse change in the Condition of the Parent.

     (d) Certificate of Officers. Parent and Acquisition Corp. shall have delivered to the Company a certificate dated the Closing Date, executed on their behalf by their respective Presidents or other duly authorized officers, certifying the satisfaction of the conditions specified in paragraphs (a), (b), and (c) of this Section 7.2.

     (e)  Consummation of Private Placement.   Consummation  of the Merger shall
          occur   simultaneously  with   the  initial  closing  of  the  Private
          Placement.

     (f)  Opinion of Parent's Counsel.    The  Company  shall have received from
          counsel for Parent, a favorable opinion dated the Closing Date to the effect set forth in Exhibit G hereto.

     (g)  Supporting Documents. The Company shall have received the following:

          (1) Copies of resolutions of Parent's and Acquisition Corp.'s respective board of directors and the sole shareholder of Acquisition Corp., certified by their respective Secretaries, authorizing and approving, to the extent applicable, the execution, delivery and performance of this Agreement, the Certificate of Merger and all other documents and instruments to be delivered by them pursuant hereto and thereto.

          (2) A certificate of incumbency executed by the respective Secretaries of Parent and Acquisition Corp. certifying the names, titles and signatures of the officers authorized to execute the documents referred to in paragraph (i) above and further certifying that the certificates of incorporation and by-laws of Parent and Acquisition Corp. appended thereto have not been amended or modified.

          (3) A certificate, dated the Closing Date, executed by the Secretary of each of the Parent and Acquisition Corp., certifying that, except for the filing of the Certificate of Merger: (i) all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the Certificate of Merger and the consummation of the Merger shall have been duly made or obtained, and all material consents by third parties required for the Merger have been obtained; and (ii) no action or proceeding before any court, governmental body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by any of the Merger Documents.

          (4) A certificate of Island Stock Transfer, Parent's transfer agent and registrar, certifying as of the business day prior to the date any shares of Parent Common Stock are first issued in the Private Placement, and before taking into consideration the cancellation of Parent Common Stock as indicated in Section 7.2(f)(7)(iii) hereof, a true and complete list of the names and addresses of the record owners of all of the outstanding shares of Parent Common Stock, together with the number of shares of Parent Common Stock held by each record owner.

          (5) An opinion letter from Steven L. Siskind, Esq., Parent's counsel setting forth that the number of shares of Parent Common Stock that would be issued and outstanding as of the Closing Date after taking into consideration the Reverse Stock Split and cancellation of Parent Common Stock as indicated in Section 7.2(f)(7)(iii) hereof, but prior to the closing of the Merger, is no more than 1,559,286 shares of Parent Common Stock.

          (6) An agreement in writing from Morgenstern & Co., in form and substance reasonably satisfactory to the Company, to deliver copies of the audit opinions with respect to any and all financial statements of Parent that had been audited by such firm.

          (7) The executed resignation of each of Ekaterina Popoff and Vladimir Barinov of their positions as officers of Parent, which resignations are to take effect at the Effective Time, (ii) an executed representation, warranty and indemnification agreement, in the form attached hereto as Exhibit H, from each of Ekaterina Popoff and Vladimir Barinov, and (iii) stock powers executed in blank, with signatures medallion guaranteed, evidencing the cancellation of an aggregate of 3,335,000 shares (before giving effect to the Reverse Split) of Parent Common Stock owned by Ekaterina Popoff in consideration for $200,000.

          (8) Evidence as of a recent date of the good standing and corporate existence of each of the Parent and Acquisition Corp. issued by the Secretary of State of their respective states of incorporation and evidence that the Parent and Acquisition Corp. are qualified to transact business as foreign corporations and are in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary.

          (9) Evidence that Parent has filed all tax returns required to be filed with the United States Internal Revenue Service, the State of Nevada and Canada and that Parent has no liabilities for taxes or penalties for failure to timely file tax returns.

          (10) Such additional supporting  documentation   and other information
               with respect   to the transactions   contemplated   hereby as the
               Company may reasonably request.

     (h) Consents. The Company shall have obtained and delivered to Acquisition Corp. written consents, reasonably satisfactory in form and substance to Parent, from each party listed in Schedule 6.1(k) consenting to the Merger.

     (i) Proceedings and Documents. All corporate and other proceedings and actions taken by the Company and Acquisition Corp. in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be mutually satisfactory in form and substance to the Company, Parent and Acquisition Corp. Parent and Acquisition Corp. shall furnish to the Company such supporting documentation and evidence of satisfaction of any or all of the conditions specified in this Section 7.2 as the Company may reasonably request.

     (j)  OTC Bulletin Board Listing.    The Parent  Common Stock shall not have
          been removed from the OTC Bulletin Board quotation system.

7. Non-Survival of Representations and Warranties. The representations and warranties of the parties made in Sections 2 and 3 of this Agreement (including the Schedules to the Agreement which are hereby incorporated by reference) shall not survive beyond the Effective Time. This Section 8 shall not limit any claim for fraud or any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

8. Amendment of Agreement. This Agreement and the Certificate of Merger may be amended or modified at any time in all respects by an instrument in writing executed (i) in the case of this Agreement by the parties hereto and (ii) in the case of the Certificate of Merger by the parties thereto.

9. Definitions. Unless the context otherwise requires, the terms defined in this Section 10 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

     "Acquisition Corp." means VMS Acquisition Corp., a New Jersey corporation.


     "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

     "Agreement" shall mean this Agreement.

     "Certificate of Merger" shall have the meaning assigned to it in the second recital of this Agreement.

     "Balance Sheet" and "Balance Sheet Date" shall have the meanings assigned to such terms in Section 2.10 hereof.

     "Closing" and "Closing Date" shall have the meanings assigned to such terms in Section 11 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the U.S. Securities and Exchange Commission.

     "Company" shall mean Visual Management Systems Holding, Inc., a New Jersey corporation.

     "Company Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

     "Condition of the Company" shall have the meaning assigned to it in Section
     2.2 hereof.

     "Condition of the Parent" shall have the meaning assigned to it in Section
     3.13 hereof.

     "Default" shall mean a default or failure in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed under the terms of this Agreement or the Certificate of Merger, if such default or failure in performance shall remain unremedied for five (5) days.

     "Effective Time" shall have the meaning assigned to it in Section 1.2 hereof.

     "Employee Benefit Plans" shall have the meaning assigned to it in Section
     2.17 hereof.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601, et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136, et seq. and comparable state statutes dealing with the registration, labeling and use of pesticides and herbicides; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. ss.ss. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801, et seq.; as any of the above statutes have been amended as of the date hereof, all rules, regulations and policies promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule, regulation or policy governing environmental matters, as the same have been amended as of the date hereof.

     "Equity Security" shall mean any stock or similar security of an issuer or any security (whether stock or Indebtedness for Borrowed Money) convertible, with or without consideration, into any stock or similar equity security, or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

     "ERISA" shall mean the Employee Retirement Income Securities Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "NJBCA" means the New Jersey Business Corporation Act, as amended.

     "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time.

     "Hazardous Material" means any substance or material meeting any one or more of the following criteria: (a) it is or contains a substance designated as or meeting the characteristics of a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; (b) its presence at some quantity requires investigation, notification or remediation under any Environmental Law; or (c) it contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, pesticides, herbicides, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas.

     "Indebtedness" shall mean any obligation of the Company which under generally accepted accounting principles is required to be shown on the balance sheet of the Company as a liability. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company shall be deemed to be Indebtedness even though such obligation is not assumed by the Company.

     "Indebtedness for Borrowed Money" shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed by the Company or for which the Company is otherwise contingently liable.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

     "knowledge" and "know" means, when referring to any person or entity, the actual knowledge of such person or entity of a particular matter or fact, and what that person or entity would have reasonably known after due inquiry. An entity will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has served, as an executive officer of such entity has actual "knowledge" of such fact or other matter, or had actual "knowledge" during the time of such service of such fact or other matter, or would have had "knowledge" of such particular fact or matter after due inquiry.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

     "Memorandum" shall have the meaning assigned to it in the fourth recital hereof.

     "Merger" shall have the meaning assigned to it in Section 1.1 hereof.

     "Merger Documents" shall have the meaning assigned to it in Section 2.6 hereof.

     "Parent" shall mean Wildon Productions Inc., a Nevada corporation.

     "Parent Balance Sheet Date" shall have the meaning assigned to it in
     Section 3.14 hereof.

     "Parent Common Stock" shall mean the common stock, par value $.0001 per share, of Parent.

     "Parent Employee Benefit Plans" shall have the meaning assigned to it in
     Section 3.16 hereof.

     "Parent Financial Statements" shall have the meaning assigned to it in
     Section 3.8 hereof.

     "Parent SEC Documents" shall have the meaning assigned to it in Section 3.7 hereof.

     "Permitted Liens" shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmens' and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by the Company in its business.

     "Person" shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

     "Private Placement" shall mean the private offering of shares of Parent Stock pursuant to the terms of the Memorandum.

     "Reverse Split" shall have the meaning assigned to it in Section 6.6 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shareholders" shall mean all of the shareholders of the Company.

     "Surviving Corporation" shall have the meaning assigned to it in Section
     1.1 hereof.

     "Tax" or "Taxes" shall mean (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Regulation section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

     "Tax Return" shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

10. Closing. The closing of the Merger (the "Closing") shall occur concurrently with the Effective Time (the "Closing Date") but in no event later than June 30, 2007. The Closing shall occur at the offices of Peckar & Abramson, P.C., 710 Grand Avenue, River Edge, New Jersey. At the Closing, Parent shall present for delivery to each Shareholder the certificate representing the Parent Common Stock to be issued pursuant to Section 1.5(a)(ii) hereof to them pursuant to Sections 1.6 and 4 hereof. Such presentment for delivery shall be against delivery to Parent and Acquisition Corp. of the certificates, opinions, agreements and other instruments referred to in
     Section 7.1 hereof, and the certificates representing all of the Common Stock issued and outstanding immediately prior to the Effective Time. Parent will deliver at such Closing to the Company the officers' certificate and opinion referred to in Section 6.2 hereof. All of the other documents and certificates and agreements referenced in Section 6 will also be executed as described therein. At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

11.  Termination Prior to Closing.


     11.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

          (a) By the mutual written consent of the Company, Acquisition Corp. and Parent;

          (b) By the Company, if Parent or Acquisition Corp. (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after the Company has notified Parent and Acquisition Corp. of its intent to terminate this Agreement pursuant to this paragraph (b);

          (c) By Parent and Acquisition Corp., if the Company (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Parent or Acquisition Corp. has notified the Company of its intent to terminate this Agreement pursuant to this paragraph (c);

          (d) By either the Company, on the one hand, or Parent and Acquisition Corp., on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Parent, Acquisition Corp. or the Company, which prohibits or materially restrains any of them from consummating the transactions contemplated hereby, provided that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry, by any such court or governmental or regulatory agency; or

     11.2 Termination of Obligations. Termination of this Agreement pursuant to this Section 12 shall terminate all obligations of the parties hereunder, except for the obligations under Sections 5.1, 12.3 and 12.11; provided, however, that termination pursuant to paragraphs (b) or (c) of Section 11.1 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

12.  Miscellaneous.

     12.1 Notices. Any notice, request or other communication hereunder shall be given in writing and shall be served either personally by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

       If to Parent
       or Acquisition Corp.:        Wildon Productions Inc.
                                    702-3071 Glen Drive
                                    Vancouver, Britsh Columbia
                                    Canada  V3B 7R1
                                    Attention:  Ekaterina Popoff

       With a copy to:              Steven L. Siskind, Esq.
                                    645 Fifth Avenue, Suite 403
                                    New York, New York  10022

       If to the Company:           Visual Management Systems Holding, Inc.
                                    1000 Industrial Way North, Suite C
                                    Toms River, New Jersey 08755
                                    Attention: Jason Gonzalez, President and CEO

      With a copy to:               Giordano, Halleran & Ciesla, P.C.
                                    125 Half Mile Road
                                    P.O. Box 195
                                    Middletown, New Jersey 07748
                                    Attention:  Philip D. Forlenza, Esq.


                  Notices shall be deemed received at the earlier of actual receipt or three (3) business days following mailing. Counsel for a party (or any authorized representative) shall have authority to accept delivery of any notice on behalf of such party.

12.2 Entire Agreement. This Agreement, including the schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

12.3 Expenses. In addition to the provisions in Section 11.3 hereof, each party shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement. Expenses of Parent prior to the effective time shall be satisfied by Parent immediately prior to the Effective Time and Parent shall not be liable for such expenses after the Effective Time.

12.4 Time. Time is of the essence in the performance of the parties' respective obligations herein contained.

12.5 Severability.         Any provision of this Agreement that is prohibited or
     unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that neither party shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the others, which may be withheld in its sole discretion , and any such transfer or assignment without said consent shall be void.

12.7 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement, except that Brookshire Securities Corporation shall have the right to rely on the representations and warranties of Parent, Acquisition Corp. and the Company as if it were a party to this Agreement and such representations and warranties are made to it herein.

12.8 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.

12.9 Recitals, Schedules and Exhibits.   The Recitals, Schedules and Exhibits to
     this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

12.10 Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

12.11 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving affect to the conflict of laws provisions thereof. This Agreement and the transactions contemplated hereby shall be subject to the exclusive jurisdiction of the courts of the State of New Jersey. The parties to this Agreement agree that any breach of any term or condition of this Agreement or the transactions contemplated hereby shall be deemed to be a breach occurring in the State of New Jersey by virtue of a failure to perform an act required to be performed in the State of New Jersey. The parties to this Agreement irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of New Jersey for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, or any judgment entered by any court in prospect hereof brought in the State of New Jersey, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of New Jersey has been brought in an inconvenient forum. With respect to any action before the above courts, the parties hereto agree to service of process by certified or registered United States mail, postage prepaid, addressed to the party in question.


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

                            [Signature Page Follows.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Merger and Plan of Reorganization to be binding and effective as of the day and year first above written.

                             PARENT:

                             WILDON PRODUCTIONS INC.


                             By: /s/ Ekaterina Popoff
                             -------------------------------------
                             Name:  Ekaterina Popoff
                             Title:  President and Chief Executive Officer

                             ACQUISITION CORP.:

                             VMS ACQUISITION CORP.

                             By: /s/ Ekaterina Popoff
                             ----------------------------------------
                             Name:  Ekaterina Popoff
                             Title:  President and Chief Executive Officer

                             THE COMPANY:

                             Visual Management Systems Holding, Inc.

                             By: /s/ Howard Herman
                             ----------------------------------------
                             Name:  Howard Herman
                             Title:  Treasurer and Chief Financial Officer



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